                       [CONFIDENTIAL TREATMENT REQUESTED]

                        INDICATES MATERIAL THAT HAS BEEN
                       OMITTED AND FOR WHICH CONFIDENTIAL
                     TREATMENT HAS BEEN REQUESTED, ALL SUCH
                      OMITTED MATERIAL HAS BEEN FILED WITH
                      THE COMMISSION PURSUANT TO RULE 406.


                                                                   Exhibit 10.9

                             STRICTLY CONFIDENTIAL

                          THE PRINTER GROUP (TPG) AND
               OKI EUROPE LIMITED (OEL) EXCLUSIVE SALES AGREEMENT

PURPOSE: The purpose of this Agreement is to define an Exclusive Sales and Marketing Agreement between The Printer Group (TPG), a subsidiary of TRIDEX Corporation, and Oki Europe Limited (OEL), a subsidiary of OKI ELECTRIC INDUSTRY COMPANY LIMITED of JAPAN. This Agreement is an attachment to the Strategic Agreement between TPG and OKIDATA America, a Division of OKI AMERICA Inc. of MOUNT LAUREL, NEW JERSEY.

1.      Terms and Conditions

        1.1 Products. As used in this Agreement, "Products" means all the Printer Products for the Point of Transaction (POT) market, as well as spare parts, subassemblies, operating supplies, maintenance kits, and options, if any, manufactured or sold in the Sales Territories managed by OEL. Any other type of product for these markets can be included in this Agreement as an Attachment.

        1.2 Markets. As used in this Agreement, "Markets" means products developed for Point of Sale, Point of Transaction, and or Kiosk Markets or their derivatives.

        1.3 Services. As use in this Agreement, "Services" means the ancillary services, if any, provided for the Markets in regards to the products as stated in this Agreement.

        1.4 Attachments. As used in this Agreement, "attachments" means any document included in or with this Agreement to further define any product, market or services as defined in this Agreement.

        1.5 Term and Termination. This document is governed by the Terms and Conditions as stated in the 5 year Strategic Agreement, signed and in force between TPG and OKIDATA America. This Exclusive Sales Agreement can be terminated by either party within [confidential treatment requested] if it is determined by either party that the terms and conditions of this Agreement have not been satisfied by the other.

2.      Exclusive Sales and Marketing Agreement

        2.1 Sales and Marketing Responsibility. All sales and marketing responsibility for the territories managed by OEL will be the sole responsibility of OEL for those customers based in those markets. These territories are defined in




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                             STRICTLY CONFIDENTIAL

Attachment 1, Territories. Any addition or deletion of territories within Attachment 1, must be agreed upon by both TPG and OEL, in writing, by a duly authorized representative of each party, and made part of Attachment 1.

        2.2 Volume Commitment. Within the terms of this Agreement, both parties undertake to provide best endeavors to achieve or exceed a total of thirty thousand (30,000) printers to be ordered for delivery from TPG during the first fourteen (14) months of this Agreement. For every 12 month time period after through the term of this Agreement, a yearly volume expectation will be submitted by OEL and mutually agreed upon by TPG. The products included in the volume commitment will be defined in Attachment 2. All other products (to be known as OEM products) are outside the volume commitment as stated in Attachment 2.

        2.3 Forecast. A three (3) month fixed order and rolling twelve (12) month forecast defining volume and product in Attachment 2 will be submitted by OEL to TPG. This forecast will be submitted on a monthly basis, and to be provided by OEL to TPG by the 23rd day of each month. All other products will be produced by TPG for OEL on an order by order basis.

        2.4 Products and Pricing. OEL agrees to purchase the products per the prices as defined in this Agreement per Attachment 3. These prices are in effect for the first fourteen (14) months of this Agreement. Prices are subject to change, upon request and mutual agreement of both parties, due to changes in the market or OKIDATA America kit prices. For every year after, through the term of this Agreement, prices will be subject to change and determined based on market conditions and order forecasts presented by OEL.

        2.5 Warranty. With the exception of epidemic failure, Product as defined in Attachment 2 will be sold as is, with no warranty. For this purpose epidemic failure means a repetitive occurence of a particular defect or failure to meet the written specification of such Product, of a particular printer model of more than [confidential treatment requested] of field population at any time (and which in the case of a defect is caused by or results from the design or manufacture of such model by TPG) and which occurs at any time in the period of [confidential treatment requested] from the date of purchase by OEL. For all Products other than those defined in Attachment 2, TPG warrants that such Product will conform to the written specification for such Products, and shall be free from defects in design and manufacture for such period as TPG and OEL shall agree in writing in relation to each such Product.

        2.6 Consumables. Consumables for products sourced from TPG with the exemption of paper and printheads may be purchased directly from TPG or manufactured by OEL or ODA. In the event of OEL manufacturing or sourcing consumables other than from TPG, a royalty as specified in Attachment 4 will be paid to TPG by OEL.

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                             STRICTLY CONFIDENTIAL


2.7 Termination. In the event the parties are unable to agree on either the volume or pricing after the expiration of the first 14 months, then either party may terminate this agreement, after giving 90 days notice to the other.


3.      Sales Support and Training

        3.1 European Support. TPG agrees to provide support to OEL in the form of a TPG European Manager based in the United Kingdom.

        3.2 Pre and Post Sales Support. Pre and Post sales support as required will be available to OEL under the direction of the TPG European manager.

        3.3 Technical Training and Support. Technical Training and Support as required will be available to OEL under the direction of the TPG European manager.


4.      Quality

        4.1 Procedural Approvals. All products and the associated consumables as defined in Attachment 3 will be subject to the quality approval of both TPG and OEL for sale in the market.

        4.2 Agency Approvals. All products supplied to OEL by TPG must confirm to the relevant safety and agency approval where appropriate, to sell the product within the defined market.


5.      Schedule of Implementation

        5.1 Milestones. TPG and OEL agree to put forth the maximum effort to achieve the specified milestones below.


MILESTONE                                                     DATE
- ----------------------------------------------------------------------------

                      [CONFIDENTIAL TREATMENT REQUESTED]
o  Customer launch                                          October 1


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        5.2     Failures to Achieve Milestones. The failure of either TPG or OEL to achieve the milestones above will allow either party to withdraw from this Agreement. Any rescheduling of the above milestones must be agreed upon by both parties in writing. New milestones must be determined at that time.

        5.3 Relationship Prior to Full Implementation. In the period prior to full implementation (October 1) of this Agreement, TPG will continue to actively pursue all sales and marketing opportunities within the markets. At the appropriate agreed time by TPG and OEL, these activities will be transferred to OEL or its subsidiaries on a project by project basis.

        5.4 Exceptions to this Agreement. The only exception to this Agreement is the [confidential treatment requested] which will continue to be managed by the TPG European Manager.

        5.5 Product sold prior to this Agreement. The responsibility and liability, including Receivables for all product, sold within the territories covered by this Agreement, by any other party than OEL, will remain the responsibility of TPG. After consultation and prior agreement this responsibility may be handed over to OEL or OEL operating companies on a case by case basis.

        6.0 Product Liability. TPG shall indemnify OEL from and against any and all liability (whether criminal or civil) claims, judgments, loss, damage, costs, charges or expenses, including without limitation legal fees and costs of litigation or settlement, whether direct or indirect incurred in connection with or arising as a result of any breach by TPG of the Warranty contained in clause 2.5 of this Agreement, or any failure by TPG to provide OEL with reasonable notice of any breach of the said Warranty of which TPG is aware or of any limitations or changes in quality levels of the Products subject to clauses 6.01 to 6.02 as follows:

        6.01 OEL shall notify TPG of any claims or proceedings alleging any defect or failure in the Products amounting to a breach of the said Warranty within 60 days after receipt by OEL at its principal office of notice of such claim or service of process relating thereto and OEL shall permit TPG to conduct the defence of any such proceedings provided always TPG consults with and keeps OEL informed as to such proceedings, and acts reasonably in relation thereto and such proceedings shall be at the cost of TPG (TPG having first indemnified and secured OEL to its reasonable satisfaction against any such costs). For the purpose of such proceedings OEL shall provide TPG with such information as is in the possession of OEL which is reasonably relevant to such defence.

        6.02 The indemnity in clause 6.01 above is subject to the condition that any sale by OEL to its customers of Products purchased from TPG is on terms whereby OEL warrants that the Products will conform to their specification and be free from
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                             STRICTLY CONFIDENTIAL


defects in manufacture and design for the period not exceeding twelve (12) months from the date of purchase by OEL's customer (save as otherwise agreed by TPG in writing).

        6.1 Manufacturer's/Producer's Liability for Damages. TPG will be responsible for all manufacturer's and producer's liability for damages to third parties arising as a result of or caused by defects in the Product and shall indemnify OEL from and against any and all liability (whether criminal or civil) claims, judgments, loss, damage, costs, charges or expenses including legal costs and costs of litigation or settlement whether direct or indirect resulting from liability imposed in any country by law, contract or otherwise upon OEL in consequence of or in connection with the sale of the Products to OEL's customers or the distribution, use or performance of such Products and whether any claim or proceedings take place in the English courts or in the courts of any other country and without prejudice to the generality of the foregoing such indemnity shall cover claims for liability in respect of death or personal injury, damage to property or loss of use thereof and claims for indirect special or consequential damage or compensation. This indemnity shall apply regardless of whether any liability or claim is a result of or alleged to be the result of any error or omission on the part of TPG relating to the Products (provided always such liability or claim is not the result of any default or negligence on the part of OEL).

        6.2 Comprehensive General Liability Insurance. TPG shall at its sole expense at all times whilst this Agreement is in force maintain a comprehensive general liability insurance policy or equivalent policy with an insurance company acceptable to OEL to include insurance cover for the liability of TPG under clauses 6.0 and 6.1 above with liability limits of not less than five million US Dollars ($5,000,000) combined single limit, naming OEL as an additional insured. TPG shall provide OEL at all times with a certificate of such insurance and shall promptly notify OEL of any termination, cancellation or material change in such policy, including without limitation changes in policy limits, covered or conditions.

        7.0 Infringement of Third Party Patents. TPG warrants that any product (or part thereof) furnished hereunder shall be free from any rightful claim of any third party for infringements of patent, design, copyright or any other right of third parties.

        7.1 TPG indemnification of OEL. TPG shall fully indemnify, protect and OEL hold harmless from and against all claims, damages, expenses, actions or other proceedings growing out of, or resulting from the infringement of any patent, design, copyright or any other rights of third parties in connection with the buying of the PRODUCTS from TPG and selling the PRODUCTS to customers by OEL (collectively referred to as "Claims"); provided that, OEL has given TPG prompt written notice of any such Claims and control and full co-operation with TPG in the

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                             STRICTLY CONFIDENTIAL


defence and all related settlement negotiation of such Claims; provided further that, no such Claims arise by fault of OEL.

        7.2 Limiting of Liability. Notwithstanding the foregoing, TPG shall have no liability to OEL for actual or claimed infringement arising out of: (a) use of PRODUCTS in combination with other equipment or software not reasonably contemplated by TPG: or, (b) use of the PRODUCTS in any process not reasonably contemplated by TPG.

        8.0 Governing Law. This Agreement shall be governed by the laws of England in every particular including formation and interpretation and shall be deemed to have been made in England notwithstanding paragraph K of the Strategic Agreement.

        8.1 Alternative Dispute Resolution. If any dispute or difference arises out of or in connection with this Agreement the parties shall seek to resolve the dispute or difference amicably by using an alternative dispute resolution ("ADR") procedure acceptable to both parties before pursing any other remedies available to them. If either party fails or refuses to agree or to participate in the ADR procedure or if in any event the dispute or difference is not resolved to the satisfaction of both parties within 90 days after it has arisen the parties will be free to pursue their remedies without further reference to this clause.

        8.2 Jurisdiction. Any proceedings arising out of or in connection with this Agreement shall be brought in any competent court of jurisdiction in England. The submission by the parties to such jurisdiction shall not limit the right of OEL to commence any proceedings arising out of this Agreement in any other jurisdiction it may consider appropriate. TPG hereby irrevocably and unconditionally appoints Ithaca Peripherals Limited (a subsidiary of the Tridex Corporation) of Shaw Wood Business Park, Leger Way, Doncaster DN2 5TB to receive for and on its behalf service of process in any proceedings with respect to this Agreement. This subclause shall apply notwithstanding the provisions of paragraph G of the Strategic Agreement.

        8.3 Agreement of Tridex Corporation and OkiData. This Agreement is signed by Tridex Corporation and OKIDATA by way of agreement to its terms and by way of variation to the Strategic Agreement.



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                             STRICTLY CONFIDENTIAL

IN WITNESS WHEREOF, the parties have executed this Execlusive Sales Agreement, by duly authorized representatives as of the date set forth below.


The Printer Group                               Old Europe Limited

By: /s/ Bart C. Shuldman                        By: /s/ Christopher J. Gill
    --------------------------                      --------------------------
           (Signature)                                     (Signature)


Name: Bart C. Shuldman                          Name: Christopher J. Gill
      ------------------------                        ------------------------
      (Printed or Typewritten)                        (Printed or Typewritten)


Title: President                                Title: Director
       -----------------------                         -----------------------

Date: May 10, 1996                              Date: May 13th 1996
      ------------------------                        ------------------------

Tridex Corporation                              OKIDATA

By: /s/ Seth M. Lukash                          By: /s/ David L. Vaughan
    --------------------------                      --------------------------
           (Signature)                                     (Signature)


Name: Seth M. Lukash                            Name: David L. Vaughan
      ------------------------                        ------------------------
      (Printed or Typewritten)                        (Printed or Typewritten)


Title: Chairman & CEO                           Title: Mgr., Legal Affairs
       -----------------------                         -----------------------

Date: May 9, 1996                               Date: May 10, 1996
      ------------------------                        ------------------------